Exhibit 99.4

   [NEXTEL PARTNERS LOGO]                         [SPRINT/NEXTEL LOGO]



NEXTEL PARTNERS MEDIA CONTACT:            NEXTEL PARTNERS INVESTOR RELATION:
Susan Johnston,425-576-3617               Alice Kang Ryder, 425-576-3696
susan.johnston@nextelpartners.com         alice.kang@nextelpartners.com

SPRINT NEXTEL MEDIA CONTACT:              SPRINT NEXTEL INVESTOR RELATIONS:
Leigh Horner, 919-465-3712                Kurt Fawkes, 913-794-1140
leigh.horner@sprint.com                   Investorrelations.sprintcom@sprint.com


                      NEXTEL PARTNERS PUT PRICE DETERMINED

KIRKLAND, WASH., AND RESTON, VA. - Dec. 20, 2005 - Nextel Partners (NASDAQ:
NXTP) and Sprint Nextel Corp. (NYSE: S) announced today the put price under Partners' charter has been determined to be $28.50 per share of Partners' Class A common stock. This is the price at which Sprint Nextel will purchase Nextel Partners' Class A common stock under the put right in Nextel Partners' charter initiated by Nextel Partners shareholders in October 2005 following the Sprint Nextel merger.

The put price was determined after the two appraisers, Morgan Stanley and Lazard, issued their reports that determined fair market value for Nextel Partners as defined in the charter. As set forth in their respective reports, Morgan Stanley determined fair market value of Partners' equity to be $9.6 billion, or $29.75 per fully diluted share and Lazard determined fair market value of Partners' equity to be $8.8 billion, or $27.25 per fully diluted share.

As provided in the charter, because the two appraisers' values are within 10% of each other, the final fair market value is the average of the two appraisers' determinations. The aggregate amount payable to Partners Class A stockholders will be $6.5 billion including amounts payable upon conversion of debt securities and upon settlement of options. This transaction implies an enterprise value for Nextel Partners at approximately $10 billion.

"Sprint Nextel shares with Nextel Partners a commitment of excellence to our customers, employees and shareholders. As we work through the regulatory approval processes, we intend to focus on plans for efficiently integrating Partners' business into our operations in a way that is seamless for customers and employees," commented Sprint Nextel CEO Gary Forsee.

"From inception we have placed the interests of our investors, customers and fellow partners [employees] first and foremost," said John Chapple, Nextel Partners Chairman, CEO and President. "We believe that aligned with Sprint Nextel we are poised to move to the next level. This is an across the board success. It results in an attractive price and provides certainty for all Nextel Partners shareholders."

   [NEXTEL PARTNERS LOGO]                         [SPRINT/NEXTEL LOGO]

The put price is final and binding on all Nextel Partners shareholders unless notice of a challenge is provided to Sprint Nextel before 5 p.m. EST on January 9, 2006. Under the charter, challenging shareholders will receive a maximum put price that is estimated to be well below the put price. Sprint Nextel has waived its right to challenge the put price and has opted to pay cash as consideration for the purchase of the Class A shares.

The transaction is subject to the customary regulatory approvals, including review by the Federal Communications Commission and the Department of Justice, and is expected to be completed by the end of the second quarter of 2006.

A copy of the reports of Morgan Stanley and Lazard accompany this press release.

Sprint Nextel was advised in the matter by financial advisors Goldman Sachs & Co. and JP Morgan Securities Inc. and legal counsel Jones Day. Nextel Partners was advised in the matter by financial advisors Morgan Stanley, who served as the principal financial advisor and appraiser, and Evercore Partners, Inc. and legal counsel Wachtell, Lipton, Rosen & Katz.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the purchase of the Nextel Partners Class A common stock pursuant to the put process. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed acquisition by various regulatory agencies, and any conditions imposed in connection with consummation of the acquisition; and the risks that have been described from time to time in Sprint Nextel's and Nextel Communications, Inc.'s respective reports filed with the SEC, including each company's annual report on Form 10-K for the year ended December 31, 2004 as amended, and their respective quarterly reports on Form 10-Q filed in 2005. This document speaks only as of its date, and each of Sprint Nextel, Nextel and Nextel Partners disclaims any duty to update the information herein.

ABOUT NEXTEL PARTNERS
Nextel Partners, Inc., (NASDAQ: NXTP - News), a FORTUNE 1000 company based in Kirkland, Wash., has exclusive rights to offer the same fully integrated, digital wireless communications services offered by Nextel Communications (Nextel), a subsidiary of Sprint Nextel, in mid-sized and rural markets in 31 states where approximately 54 million people reside. Nextel Partners and Nextel together provide service on a guaranteed all-digital wireless network in the country serving 297 of the top 300 U.S. markets. To learn more about Nextel Partners, visit www.nextelpartners.com.

   [NEXTEL PARTNERS LOGO]                         [SPRINT/NEXTEL LOGO]

ABOUT SPRINT NEXTEL
Sprint Nextel offers a comprehensive range of wireless and wireline communications services to consumer, business and government customers. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks offering industry leading mobile data services; instant national and international walkie-talkie capabilities; and an award-winning and global Tier 1 Internet backbone. For more information, visit www.sprint.com.

                                       ###

                                                                       Exhibit A




                 [MORGAN STANLEY & CO. INCORPORATED LETTERHEAD]



                                                               December 20, 2005

Stockholders of Nextel Partners, Inc.
c/o Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA  98033

To the Stockholders of Nextel Partners, Inc.:

Morgan Stanley & Co. Incorporated ("Morgan Stanley") has been appointed by Nextel Partners, Inc. (the "Company") to render this report on the Fair Market Value of the Company (the "Report"), acting as the First Appraiser in connection with the acquisition of the Company's Class A common stock, par value $0.001 per share (the "Class A Common Stock"), by Nextel WIP Corp. ("NWIP"), a wholly owned subsidiary of Sprint Nextel Corporation ("Sprint Nextel"), pursuant to the Company's Restated Certificate of Incorporation, as amended (the "Charter") (the "Transaction"). We understand that based on this Report and the report of the Second Appraiser, the Fair Market Value, and the price per share for the Class A common stock in the Transaction, shall be determined as set forth in the Charter. All capitalized terms used herein without definition shall have the respective meanings set forth in the Charter.

In connection with preparing and rendering this Report, we have:

    i) reviewed certain publicly available financial statements and other information of the Company, Nextel Communications, Inc. ("Nextel") and Sprint Nextel;

    ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

    iii) reviewed certain financial projections for 2005-2013 prepared by the management of the Company;

    iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

    v) reviewed certain estimates, prepared by the management of the Company, as to the strategic, financial and operational benefits (including the amount, timing and achievability thereof) to Sprint Nextel anticipated from the Transaction;

    vi) reviewed certain public equity research reports concerning the Company prepared by certain equity research analysts and discussed with senior executives of the Company such research reports and the financial projections contained therein;

    vii) reviewed the Company's Charter, Shareholders' Agreement and Joint Venture Agreement between the Company and NWIP, each dated January 29, 1999;

    viii) reviewed a draft of the Settlement Letter between the Company and Sprint Nextel, Nextel and NWIP Corp. dated December 20, 2005 (the "Settlement Letter");

    ix) discussed with the Company's legal counsel the application of the provisions of Section 5.7 of the Charter;

    x) reviewed certain internal financial statements and other financial and operating data concerning Nextel and Sprint Nextel prepared by the management of Nextel and Sprint Nextel, respectively;

    xi) reviewed certain preliminary financial projections for the Company prepared by the management of Sprint Nextel;

    xii) discussed the past and current operations and financial condition and the prospects of the Company, Nextel and Sprint Nextel with senior executives of Sprint Nextel;

    xiii) compared the financial performance of the Company and the prices and trading activity of the Company's Class A Common Stock with that of certain other publicly-traded companies and their securities;

    xiv) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    xv) discussed with the managements of the Company and of Sprint Nextel information regarding certain strategic, financial and operational benefits anticipated from the Transaction;

    xvi) reviewed and discussed with senior management of the Company the recent discussions between the senior management of Sprint Nextel and the Company concerning their respective views with respect to an appropriate Fair Market Value;

    xvii) reviewed and discussed with the financial advisor for Sprint Nextel its views and analysis of the Fair Market Value of the Company in the context of the Transaction;

    xviii) reviewed the factors, risks and potential outcomes that have been considered as part of the appraisal process, including the potential impact of the process (including the need for the appointment of a Third Appraiser under certain circumstances and the positions such Third Appraiser might take) on potentially achievable values for the Class A Common Stock pursuant to the Put Right, and

    xix) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information provided by the Company and Sprint Nextel to us for the purposes of this letter. With respect to the financial projections of the Company for 2005-2013 and other internal financial information, including information regarding certain strategic, financial and operational benefits anticipated from the Transaction, we have discussed such projections and estimates with the management of the Company and we have been advised by the Company, and we have assumed, that such projections represent the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have assumed that the projections developed by Sprint Nextel with respect to the Company represent their best currently available estimates and judgments as to the future financial performance of the Company.

We are not legal, regulatory or tax experts, and for purposes of our analysis, we have relied without independent verification on the assessment of the Company and its advisor with respect to such matters. We have not independently inspected the assets or liabilities of the Company, Nextel, NWIP or Sprint Nextel. Our view is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this view. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof.

It should be understood that the valuation of any assets is inherently imprecise and is subject to certain uncertainties and contingencies, all of which are difficult to predict and are beyond our control. It should also be understood that in connection with rendering the Report in the context of the Transaction, there are additional and unique circumstances which give rise to other significant uncertainties, contingencies and risks. In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance and general business and economic conditions, many of which are beyond the control of the Company. We have not been asked to solicit, and have not solicited, indications of interest from other parties with respect to any business combination or other transaction with the Company, and as a result, it is understood that our analysis of the Fair Market Value of the Company is not based upon any actual indications of interest, negotiation, competitive bidding or an auction process. In addition, the valuation of a company will fluctuate with changes in prevailing market conditions, the conditions and prospects, financial and otherwise, of the company and other factors which generally influence the valuations of companies and the price of securities.

We have also acted as financial advisor to the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Transaction. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for the Company and Sprint Nextel and its affiliates and have received fees for the rendering of these services. In the ordinary course of our trading, brokerage, investment banking, investment management, financing and principal investing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities of the Company or of Sprint Nextel.

It is understood that this letter does not represent a fairness opinion on a potential or contemplated transaction. Rather, it represents our view of the Fair Market Value of the Company arrived at (i) in the specific context of the Transaction and the process followed by the parties, including an open exchange of differing positions and perspectives between the parties directly and between their financial advisors, (ii) based on the work we have done as described above, and (iii) in light of all factors, risks and potential outcomes that have been considered as part of this process.

It is understood that this letter constitutes our written report in our capacity as the First Appraiser pursuant to the Charter and may not be used for any other purpose without our prior written consent, except that a copy of this letter may be included in its entirety in the press release announcing receipt of this report and in any filing required to be made by the Company in respect of the Transaction with the Securities and Exchange Commission and may be posted in its entirety on the Company's website.

Based upon and subject to the foregoing, we are of the view on the date hereof that the Fair Market Value of the Company, as defined in the Charter, is $9,569,658,046.

                                          Very truly yours,


                                          MORGAN STANLEY & CO. INCORPORATED



                                          By: /s/ Paul J. Taubman
                                              ------------------------
                                              Paul J. Taubman
                                              Managing Director

                                                                       Exhibit B






                       APPRAISAL OF NEXTEL PARTNERS, INC.

                        REPORT OF LAZARD FRERES & Co. LLC

                                                               December 20, 2005


Nextel WIP Corp. has appointed Lazard Freres & Co. LLC to serve as the "Second Appraiser" to determine the Fair Market Value ("FMV") of Nextel Partners, Inc. ("Nextel Partners") pursuant to Section 5.7 of the Restated Certificate of Incorporation (the "Charter") of Nextel Partners. This is our written report on the FMV of Nextel Partners as contemplated by the last sentence of Section 5.7(b) of the Charter.

In the course of our analysis for determining the FMV of Nextel Partners, we have:


1. reviewed and considered the terms of Section 5.7 of the Charter, including, without limitation, each of the valuation factors set forth in Section 5.7(a);

2.   reviewed  publicly   available   information   regarding  Nextel  Partners,
     including its public filings;

3. reviewed certain operating and financial information, including financial projections and potential transaction synergies, provided to us by management of Nextel Partners and Sprint Nextel Corporation ("Sprint Nextel"), relating to Nextel Partners' and Sprint Nextel's business, operations and prospects, respectively;

4. met with certain members of Nextel Partners' and Sprint Nextel's senior managements to discuss, among other things, Nextel Partners' business, operations, historical financial results, financial condition and prospects and potential transaction synergies and the history of discussions among members of senior management of Sprint Nextel and Nextel Partners;

5. reviewed various business, financial and legal information and documents relating to Nextel Partners and its subsidiaries;

6. reviewed publicly available financial data, stock market performance data and valuation parameters of certain other companies which we deemed relevant;

7. reviewed the terms of certain other precedent acquisitions of wireless communication companies which we deemed relevant;

8. reviewed premiums paid in US acquisitions with transaction values over $1 billion since 1997, including premiums paid in all-cash transactions, all-stock transactions and transactions in the wireless industry;


9. considered potential third-party interest in an acquisition of or an investment in Nextel Partners;

10. reviewed the trading activity and history of Nextel Partners' stock and analyses of the potential most recent "unaffected" public market stock price;

11. reviewed historical operating and financial results of the wireless industry and Wall Street research analysts; and wireless industry experts' analyses of the prospects and projected trends of the wireless industry;

12. reviewed Wall Street research analysts' estimates of Nextel Partners' value; and

13. reviewed such other information and conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

Consistent with the factors described in this report, we performed the following valuation analyses:

1. discounted cash flow analyses of Nextel Partners based on projections provided by the managements of Nextel Partners and Sprint Nextel and projections by Wall Street Research analysts;

2. discounted cash flow analyses of Nextel Partners based on sensitivity analyses performed on the assumptions for future roaming revenues forecast by the managements of Nextel Partners and Sprint Nextel;

3. discounted cash flow analyses of potential synergies from the acquisition of Nextel Partners based on projections provided by the managements of Nextel Partners and Sprint Nextel;

4. calculations and analyses of ranges of potential values of Nextel Partners based on public market trading multiples of comparable companies which we deemed relevant, including Nextel Communications, Inc. prior the closing of its merger with Sprint Corp., and after applying a range of potential control premiums; and

5. calculations and analysis of ranges of potential values of Nextel Partners based on precedent acquisitions of wireless companies which we deemed relevant.

In preparing this report, we have relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information supplied or otherwise made available to us by or on behalf of Nextel Partners and Sprint Nextel and have assumed that all financial projections, including estimated transaction synergies, provided to us were prepared in good faith, were prepared on a reasonable basis and reflect the best current estimates of the party which prepared such projections. We also have assumed that Nextel Partners does not have any contingent liabilities exceeding the reserves therefor established in Nextel Partners' financial statements. We have not independently verified the accuracy or completeness of, and we do not assume responsibility for, any of such information or undertaken an independent appraisal of any of the assets of Nextel Partners and its subsidiaries.

In arriving at our determination of the FMV of Nextel Partners, we have performed such analyses and studies and considered such factors as we considered appropriate. Our determination of the FMV of Nextel Partners, is necessarily based on economic, market, tax, legal and other conditions as they exist on the date of this report.

In our analyses, we have considered varying perspectives regarding the definition of FMV in, as well as other provisions of, Section 5.7(a) of the Charter made in proceedings involving the parties, in public filings and during the consultation period contemplated by Section 5.7(b) of the Charter, and have considered the views as to such matters as explained to us by representatives of Sprint Nextel and Nextel Partners. As to legal matters relevant to rendering our determination of FMV we have considered the views of counsel for Sprint Nextel as well as various interpretations advanced by representatives of Nextel Partners. However, there is no single methodological approach that necessarily controls any valuation of the nature contemplated by Section 5.7 of the Charter and the provisions of Section 5.7 of the Charter would not necessarily produce a result that would obtain in a negotiated transaction or under a financial analysis not subject to the specific provisions thereof.

We have also been informed by Sprint Nextel that representatives of Sprint Nextel and Nextel Partners have engaged in discussions regarding the determination of FMV and that the two companies have agreed on the assumptions and parameters to convert an average FMV to a per share purchase price and to support a purchase price under Section 5.7(b) of the Charter of $28.50, including by terminating or suspending ongoing proceedings and in Sprint Nextel's case not exercising its right to challenge the FMV determination pursuant to Section 5.7(e) of the Charter, in the event that FMV is determined in a manner that results in a payment to Nextel Partners' Class A stockholders of $28.50 per share. We have also been informed by Sprint Nextel that Morgan Stanley & Co. Incorporated, the "First Appraiser" designated by Nextel Partners (the "First Appraiser"), is prepared to report to the Nextel Partners stockholders, on substantially the same basis as set forth in this report, that its determination of FMV is $9,569,658,046 (the "First Appraiser FMV"). On the basis that Sprint Nextel and Nextel Partners have concluded that it is in the best interests of each company, Sprint Nextel has requested that, after consultation with the First Appraiser and applying the assumptions and parameters for converting an average FMV to a per share purchase price as agreed, we and the

First Appraiser reach respective determinations of FMV that result in a per share purchase price of $28.50 under Section 5.7 of the Charter, but only if doing so is consistent with our analyses and the factors set forth in this report, and has informed us that Nextel Partners has made the same request of the First Appraiser.

Based upon and subject to the foregoing, and such other matters as we consider relevant, as of the date hereof, we have determined that $8,765,485,101 is within the range of FMVs resulting from our analysis and, therefore, we hereby report that the FMV of Nextel Partners as defined under Section 5.7(a) of the Charter is $8,765,485,101.

This report is not a fairness opinion, or an opinion of any other kind. We have performed the work described in this report pursuant to an engagement letter between us and Nextel WIP Corp., and nothing we have done will create any obligation to Sprint Nextel or Nextel Partners, or any of their affiliates or shareholders, either expressly or impliedly. We are not expressing any views on the value of Nextel Partners determined by any method, or on any basis, other than as specifically set forth herein. Our determination of FMV pursuant to
Section 5.7(a) of the Charter, taking into account the factors described herein, may not represent the fair market value of Nextel Partners determined in any other manner or under any other circumstances, and our determination of FMV is not an opinion or an expression of a view as the price at which Nextel Partners stock should trade. Values determined by other methods on or other bases could differ materially from the amount set forth above.

Except as required by Section 5.7(b) of the Charter or in public filings, this report is not to be circulated, quoted, referred to or used, in whole or in part, in any manner, orally or in any press release or public statement without our prior consent.


                                                   Very truly yours,


                                                   LAZARD FRERES & CO. LLC


                                                   By /s/ Laurence S. Grafstein
                                                      Laurence S. Grafstein
                                                      Managing Director